UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 9, 2013

CRANE CO.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-1657	13-1952290
(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 363-7300
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e)	Compensatory Arrangements of Certain Officers
On December 9, 2013 the Company’s Board of Directors approved amendments to the Benefit Equalization Plan (“Plan”), a non-qualified non-elective deferred compensation plan intended to restore retirement benefits limited by caps on covered compensation under tax-qualified plans. The amendments (i) increase the number of executives participating in the Plan from five participants to 20 participants (including 15 executive officers) and (ii) extend the benefits covered by the Plan to restore the tax-limited portion of the non-matching company contribution under the Company’s qualified defined contribution retirement plan. That benefit is currently two percent of a participant’s annual salary plus bonus in excess of the Internal Revenue Code compensation limit that applies under the qualified plan ($255,000 for 2013), increasing to three percent in 2014 to match the increase in the Company’s contribution percentage under the qualified plan. The amendments are effective as of January 1, 2013. These amendments continue the Plan as a non-qualified defined contribution plan in place of future pension benefit accruals previously provided under the Plan, which were eliminated as a result of the freezing of the Company’s qualified defined benefit pension plan as of December 31, 2012.
The foregoing description is qualified in its entirety by the terms and provisions of the Benefit Equalization Plan as amended, which is attached hereto as Exhibit 10.1.

ITEM 8.01	Other Events
On December 11, 2013, Crane Co. issued a press release announcing that it had completed the previously announced acquisition of MEI Conlux Holdings. A copy of the press release is attached as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	None

(d)	Exhibits

10.1	Company’s Benefit Equalization Plan as amended effective January 1, 2013

99.1	Press Release dated December 11, 2013, issued by Crane Co.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.

December 11, 2013	By:	/s/ Richard A. Maue
Richard A. Maue
Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Company’s Benefit Equalization Plan as amended effective January 1, 2013

99.1	Press Release dated December 11, 2013, issued by Crane Co.